UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 18, 2019

STAR GROUP, L.P.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14129	06-1437793
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9 West Broad Street, Suite 310, Stamford, CT 06902
(Address of Principal Executive Offices) (Zip Code)

(203) 328-7310
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Jeffrey M. Woosnam

          On March 18, 2019, Star Group, L.P. (the “Company”) announced the appointment of Jeffrey M. Woosnam to the Board of Directors (the “Board”) of Kestrel Heat, LLC, the general partner of the Company (“Kestrel Heat”), and as President and Chief Executive Officer of Kestrel Heat, effective as of March 18, 2019.

          Mr. Woosnam, age 50, has held various senior level leadership positions at the Company. From May 2014 to March 2019, Mr. Woosnam served as Senior Vice President, Southern Operations. From April 2007 to May 2014, Mr. Woosnam served as Vice President, Southern Operations. From 2006 to 2007, he served as the Director of Operations for Petroleum Heat and Power Company, a subsidiary of the Company. From 1994 to 2006, he held several General Management positions for Petro, Inc. with increasing levels of responsibility.

          In connection with his appointment, Mr. Woosnam will receive an annual base salary of $316,702 and will be eligible to participate in the Company’s annual discretionary profit sharing allocation and management incentive compensation plan. Mr. Woosnam will also receive such benefits as are generally made available to Company employees.

          There are no arrangements or understandings with the Company, or any other persons, pursuant to which Mr. Woosnam was appointed as a director of the Board. There are no relationships regarding Mr. Woosnam that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Election of Jeffrey S. Hammond

          On March 18, 2019, the Company announced the appointment of Jeffrey S. Hammond as Chief Operating Officer of Kestrel Heat, effective as of March 18, 2019.

          Mr. Hammond, age 57, has held various senior-level leadership positions at the Company. From October 2013 to March 2019, he served as Senior Vice President, Northern Operations. From April 2007 to October 2013, Mr. Hammond served as Vice President, Northern Operations. From 2006 to 2007, he served as the Director of Operations for Petro Holdings, Inc., a subsidiary of the Company. From 2004 to 2006, Mr. Hammond served as Director of Planning and Logistics for Petro Holdings, Inc. From 2003 to 2004, he held a General Manager position for Petro Holdings, Inc. Prior to joining the Company in January 2003, Mr. Hammond worked for United Parcel Service for 19 years. While at UPS, he held various management positions in Operations and Industrial Engineering.

          In connection with his appointment, Mr. Hammond will receive an annual base salary of $307,756 and will be eligible to participate in the Company’s annual discretionary profit sharing allocation and management incentive compensation plan. Mr. Hammond will also receive such benefits as are generally made available to Company employees.

          There are no relationships regarding Mr. Hammond that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Election of Joseph R. McDonald

          On March 18, 2019, the Company announced the appointment of Joseph R. McDonald as Chief Customer Officer of Kestrel Heat, effective as of March 18, 2019.

          Mr. McDonald, age 49, has held various senior-level leadership positions at the Company. From May 2014 to March 2019, he served as Senior Vice President of Sales, Marketing & Retention. From May 2005 to May 2014, Mr. McDonald served as Vice President, Sales and Marketing. From October 2004 to May 2005, he served as the Director of Sales for Petro Holdings, Inc., a subsidiary of the Company. From January 2003 to October 2004, was a Regional Sales Manager for Petro Holdings, Inc.

          In connection with his appointment, Mr. McDonald will receive an annual base salary of $307,756 and will be eligible to participate in the Company’s annual discretionary profit sharing allocation and management incentive compensation plan. Mr. McDonald will also receive such benefits as are generally made available to Company employees.

          There are no relationships regarding Mr. McDonald that would require disclosure pursuant to Item 404(a) of Regulation S-K.

          Each of Messrs. Woosnam, Hammond and McDonald is also expected to enter into an indemnification agreement with Kestrel Heat, the terms of which are expected to be consistent with the terms of the indemnification provided to the other officers and directors of Kestrel Heat and by Kestrel Heat’s limited liability company agreement. In general, each indemnification agreement provides that Kestrel Heat will, to the extent permitted by applicable law, indemnify the indemnitee against all expenses, judgments, fines, and penalties actually and reasonably incurred in connection with the defense or settlement of any criminal, civil or administrative action brought against the indemnitee by reason of his relationship with Kestrel Heat and the Company, including third-party claims and proceedings brought by or in the right of the Company. In addition, each indemnification agreement provides for the advancement of expenses incurred by the indemnitee in connection with any proceeding covered by the agreement to the fullest extent permitted by Delaware law. The indemnification agreements are effective as of the date on which the indemnitees assumed their present positions with Kestrel Heat and continue until the later of (i) 10 years after the date the indemnitee ceases to serve as an officer or director of Kestrel Heat or (ii) the final termination of all proceedings as to which an indemnitee is indemnified. The amounts payable by Kestrel Heat pursuant to the indemnification agreements are subject to reimbursement by the Company.

Resignation of Daniel Donovan

          In connection with the promotion of Mr. Woosnam to President and Chief Executive Officer, Daniel Donovan notified Kestrel Heat on March 18, 2019 that he would be resigning as interim President and Chief Executive Officer of Kestrel Heat effective as of March 18, 2019. Mr. Donovan will continue to serve as a member of the Board. Mr. Donovan will also provide consulting services to the Company until April 30, 2019, for which he will continue to receive the compensation that he received as interim President and Chief Executive Officer. Pursuant to such compensatory arrangement, the Company will pay to Mr. Donovan a salary of $45,000 per month until April 30, 2019, subject to withholding of all applicable taxes and benefit deductions.

Item 7.01. Regulation FD Disclosure.

          On March 18, 2019, the Company issued a press release announcing the elections of Mr. Woosnam as President and Chief Executive Officer, Mr. Hammond as Chief Operating Officer and Mr. McDonald as Chief Customer Officer. A copy of the press release is set forth as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1 A copy of the Star Group, L.P. Press Release dated March 18, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR GROUP, L.P. By: Kestrel Heat, LLC (General Partner)

Date: March 18, 2019	By:	/s/ Richard F. Ambury
Richard F. Ambury
Chief Financial Officer